J2 Global Announces Plan to Separate Into Two Leading Publicly Traded Companies

Los Angeles, CA  April 19, 2021  J2 Global, Inc. (NASDAQ: JCOM), a leading internet information and services company, today announced its plan to separate the company into two independent publicly traded companies – J2 Global and Consensus – through a spin-off of at least 80.1% of the outstanding shares of Consensus common stock to J2 shareholders. The separation is expected to be completed in the third quarter of 2021. Upon completion of the transaction, shareholders will own two category-leading independent public companies, each well positioned for long-term success and superior value creation. J2 will host a live audio webcast and conference call led by members of the management team to discuss the transaction on April 20, 2021, at 8:30 a.m. Eastern Time (details below).

J2 Global
J2 will continue its strategy of building a leading internet platform focused on key verticals, including technology & gaming, shopping, health, cybersecurity and SMB. J2 provides trusted content and applications; has a leading programmatic acquisition system; and an established track record of growth. Pro forma for the transaction, J2 is expected to have revenue of between $1.297-$1.334 billion in 2021 (per prior guidance) and a run-rate Adjusted EBITDA margin of approximately 35%1.  At the closing of the transaction, J2 is expected to have moderate leverage, providing the financial flexibility to support its growth with organic investment and M&A.

Consensus
Consensus intends to leverage its position as a leading provider of secure data exchange, focused primarily on the healthcare sector, to create an end-to-end solution addressing healthcare interoperability. The business will primarily comprise the Cloud Fax business that is currently part of the Cloud Services division of the company. The Cloud Fax business that Consensus will own is embedded in the healthcare ecosystem and is well positioned to capitalize on the large and growing market opportunity to provide interoperability among disparate systems and workflows, thereby increasing worker productivity, reducing costs, and delivering better patient care. Pro forma for the transaction, Consensus is expected to have revenue of between $333-$342 million in 2021 (per prior guidance) and a run-rate Adjusted EBITDA margin of approximately 55%1. Its financial strategy will be to deploy its strong free cash flow in support of its organic investment plans and de-levering.

Vivek Shah will remain Chief Executive Officer of J2, while Scott Turicchi, J2’s current President & Chief Financial Officer, will become the Chief Executive Officer of Consensus.

Vivek Shah stated: “This is an exciting day for J2’s employees, shareholders, customers, and other key stakeholders. This transaction will create two leading independent public companies. With distinct management teams, capital structures, and strategic focus, each company should be very well positioned to create enduring value. I am also very pleased that Scott Turicchi, my long-term partner at J2, will become the CEO of Consensus at the closing of the transaction.”

Scott Turicchi stated: “Today marks an important milestone that underscores the value we are creating in our Cloud Fax business. In recent years, we have seen an acceleration in growth and opportunity for our secure data exchange business, which is now positioned to be a leader in the race to address healthcare interoperability. Along with my colleagues at Consensus, I am excited for this next chapter and look forward to our future success.”

Transaction Details
J2 intends to distribute at least 80.1% of the outstanding Consensus shares to J2 shareholders on a pro rata basis in a distribution intended to be tax-free to J2 and its shareholders. At the time of the spin-off, J2 intends to retain up to a 19.9% interest in Consensus and divest that interest over time in a tax-efficient manner.

1 We are not able to estimate pro forma net income on a forward-looking basis without unreasonable efforts due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the variability with respect to costs related to the transaction, standalone expenses, and the assumption of previously unallocated overhead costs.

Completion of the spin-off will not require a shareholder vote but will be subject to customary closing conditions, including final approval by J2’s Board of Directors, receipt of a private letter ruling from the Internal Revenue Service addressing certain aspects of the spin-off, a tax opinion, and the effectiveness of a Form 10 registration statement with the U.S. Securities and Exchange Commission.  No assurances can be made that the transaction will occur, regarding the form that the transaction may take or the specific terms or timing of the spin-off.

Advisors
Citi is acting as exclusive financial advisor and Gibson, Dunn & Crutcher LLP is acting as legal advisor to J2.

Webcast and Conference Call
J2 will host a live audio webcast and conference call led by members of the management team to discuss the transaction on April 20, 2021, at 8:30 a.m. Eastern Time. Members of the public, the press, the financial community, stockholders and other interested parties are invited to join via webcast at www.j2global.com or via telephone by dialing (844) 985-2014 (U.S.) or (973) 528-0116 (International). In addition, the call will be available by webcast, accessible through the J2’s Investor Relations page at http://investor.j2global.com/. The webcast will be archived for playback on that same site. Questions for the conference call will be taken via email at investor@j2.com and can be sent any time prior to or during the Webcast. Materials presented during the call will be posted on the Company's web site at  j2global.com and furnished as an exhibit to the Company’s 8-K filed with the Securities and Exchange Commission pursuant to Regulation FD in connection with J2's announcement.

About J2 Global®
J2 Global, Inc. (NASDAQ: JCOM) is a leading internet information and services company consisting of a portfolio of brands including IGN, Mashable, Humble Bundle, Speedtest, PCMag, RetailMeNot, Offers.com, Spiceworks, Everyday Health, BabyCenter and What To Expect in its Digital Media business and eFax, eVoice, iContact, Campaigner, Vipre, and IPVanish in its Cloud Services business. J2 reaches more than 240 million people per month across its brands. As of December 31, 2020, J2 had achieved 25 consecutive fiscal years of revenue growth. For more information about J2, please visit www.j2global.com.

Not an Offer
This announcement does not constitute or form part of an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Non-GAAP Financial Measures
Adjusted EBITDA is defined as earnings before interest; gain on sale of businesses; loss on investments, net; other (income) expense, net; income tax expense (benefit); net loss in earnings of equity method investments; depreciation and amortization; share-based compensation; certain acquisition-related integration costs; amortization of certain patents and intangible assets; change in value on investment; additional tax expense/benefit from prior years; gain on sale of assets; intra-entity transfers; lease asset impairments and other charges; leasehold improvement impairments; and certain other unusual or non-recurring items. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue.

We have not reconciled the ranges of 2021 pro forma Adjusted EBITDA for J2 or Consensus included in this release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability with respect to costs related to the transaction, standalone expenses, and the assumption of previously unallocated overhead costs, which are potential adjustments to 2021 pro forma earnings. We expect the variability of these items to have a potentially unpredictable and significant impact on the future GAAP financial results of J2 and Consensus.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995 with respect to the proposed spin-off transaction. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including market and other conditions and include uncertainties regarding expected operating performance and financial position of the companies after a transaction, whether the transaction can be completed with the proposed form, terms or timing, or at all, the costs and expected benefits of the proposed transaction, and the expected tax treatment of the transaction. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors described in J2 Global’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time by J2 Global with the SEC. Although management’s expectations may change after the date of this press release, J2 Global undertakes no obligation to revise or update these statements.

Scott Turicchi
(800) 577-1790
J2 Global, Inc.
investor@j2.com